Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

Exhibit 10.1

447 March Road	Tel: +1 613 592-2790
Ottawa, Ontario	Fax: +1 613 592-6937
K2K 1X8 Canada
www.mdsnordion.com
November 28, 2007
Alseres Pharmaceuticals Inc.
85 Main Street
Hopkinton, MA 01748
USA
Dear Sirs,

Re:	Amendment #8 to Agreement between MDS Nordion, a division of MDS (Canada) Inc., dated the 9th day of August, 2000, as amended (the “Agreement”).

Reference is made to the agreement between MDS Nordion and Alseres Pharmaceuticals Inc. (ALSE) dated the 9th day of August, 2000 (the “Agreement”).
In consideration of $1.00 and other valuable consideration the sufficiency of which is hereby acknowledged, the parties desire to further amend the Agreement and extend the term.
1.	As of the 8th day of June 2007, Boston Life Sciences changed its name to Alseres Pharmaceuticals, Inc. (“ALSE”). All references to Boston Life Sciences or BLSI in the Agreement shall now be replaced accordingly.

2.	Section 16.1 of the Agreement shall be amended in its entirety and shall read as follows:

“The term of this Agreement shall commence upon the Effective Date, and unless terminated earlier pursuant to this Agreement, shall expire on the earlier of (i) FDA granting ALSE’s NDA with respect to Altropane for Parkinson’s Disease or (ii) December 31, 2008.”

3.	In addition to the Maximum Batch Size available for purchase as identified in Section 4.1 of the agreement, during the period of January 1, 2008 through December 31, 2008, ALSE agrees to purchase and MDS Nordion agrees to supply Altropane under the Agreement in accordance with the terms and batch size appearing on the face of MDS Nordion’s Quotation 2007-RQ-0276 (attached) and as amended from time to time. The Terms and Conditions on the second page of the quotation shall not apply.
All other Terms and Conditions in this agreement shall remain in full force and effect.
The foregoing amendments and agreement shall be effective as of the date first written above.

In you agree with the foregoing, please execute this Agreement in the space provided below.
Sincerely,
Mihran Zaroukian
Senior Program Manager
MDS Nordion

Per:	/s/ Phil Larabie Nov 30/07

Name: Phil Larabie
Title: Vice President, Business Development

We agree this 4th day of December, 2007

Alseres Pharmaceuticals Inc.

Per:	/s/ Kenneth L. Rice Jr.

Name:	Kenneth L. Rice Jr.

Title:	EVP & CFO

MDS Nordion

QUOTATION
PRO-FORMA INVOICE

Attention: Dr. Richard Thorn

FROM: MDS NORDION

DATE: 2007 November 14

OUR REFERENCE: 2007-RQ-0276

YOUR REFERENCE:

SHIPPING SCHEDULE: **As Requested By Customer**	**DELIVERY:** Ex-Works Vancouver, BC **CURRENCY:** United States Dollars
TERMS (SEE SECOND PAGE): Net 30 Days	**QUOTATION VALID UNTIL:** 2007 December 31

MDS Nordion
Science Advancing Health

447 March Road, P.O. Box 13500
Kanata, Ontario, Canada K2K 1X8
Tel: (613) 592-2790 Fax: (613) 592-7638

QUOTATION FROM: MDS NORDION PRO-FORMA INVOICE DATE: 2007 November 14 TO: Alseres Pharmaceuticals, OUR REFERENCE: Inc. 2007-RQ-0276 85 Main Street YOUR REFERENCE: Hopkinton, MA USA 01748 Attention: Dr. Richard Thorn ITEM DESCRIPTION —— —
1.0 QUOTATION FOR THE SUPPLY OF BATCHES OF ALTROPANE FROM JANUARY 1, 2008 UNTIL DECEMBER 31, 2008. Batch Description : up to 20 shippable doses of Altropane (Note 1) Price : $[**] per batch Minimum [**] Batches monthly (minimum charge of $[**] per month) Freight Charges : Prepaid and charged as incurred. AIRNET is recommended. Notes: 1. An Altropane dose contains 5 mCi of I-123 as of 15:00 hrs PT., the day after manufacture. Additional product specifications are as outlined in the Agreement. UNLESS OTHERWISE STATED, PRICES DO NOT INCLUDE ANY TAXES OR DUTY. THIS QUOTATION IS SUBJECT TO TERMS ON THE FACE AND SECOND PAGE. — SHIPPING SCHEDULE: DELIVERY: As Requested By Customer Ex-Works Vancouver, BC — CURRENCY: United States Dollars — TERMS (SEE SECOND PAGE): QUOTATION VALID UNTIL: Net 30 Days 2007 December 31 —— — ISSUED ON BEHALF OF MDS NORDION MIHRAN ZAROUKIAN, PROGRAM MANAGER, MDS NORDION —

Applicable to radioisotope and radiopharmaceutical sales by MDS Nordion herein referred to as MDS Nordion
1.	QUOTATIONS
A quotation shall supersede all previous quotations relating to the same subject matter and shall become void unless accepted by the buyer (“Buyer”) on or before the date indicated on the face hereof, or, if no such date appears, on the sixtieth (60th) day following the date of such quotation. A quotation may be withdrawn or amended upon notice at any time prior to MDS Nordion’s acceptance of the Buyer’s order.
Buyer shall indicated acceptance of a quotation by using its purchase order, or other instrument, specifically referencing the quotation issued by MDS Nordion.
2.	TERMS & CONDITIONS
Any terms and conditions in the Buyer’s order additional to or different from those appearing herein shall be deemed to be objected to by MDS Nordion and shall be of no effect unless accepted by MDS Nordion as provided herein. In the absence of prior agreement between MDS Nordion and the Buyer, acceptance of delivery by the Buyer of the products shall be deemed to be acceptance of these terms and conditions.
3.	PRICES
Prices and charges quoted are valid only for the transaction specified on the face hereof and are exclusive of all taxes, duties or other charges. Buyer shall pay or reimburse MDS Nordion in respect of the latter amounts.
4.	DELAYS
Failure by the Buyer to accept delivery of any shipment shall entitled MDS Nordion to charge the Buyer for all additional expenses incurred thereby and the Buyer shall bear the risk and expense of such shipment until delivery, manufacturing or installation arising from unforeseen circumstances or from causes beyond its control. MDS Nordion’s delivery obligation shall be extended by a period equal to the length of such delay. In the event of any product shortage arising from such delays, MDS Nordion reserves the right to allocate its products among its customers as it deems equitable.
5.	PACKING
All products shall be packed for shipment in accordance with standard MDS Nordion practice and in conformity with applicable regulations.
6.	DELIVERY
Delivery shall occur at the location stipulated on the face hereof. Title to and risk of loss in respect of the product shall pass to the Buyer on delivery. MDS Nordion may inure, at Buyer’s expense, the full value of all products delivered until MDS Nordion has been paid in full or until such products have been returned to MDS Nordion. MDS Nordion may suspend its delivery obligation without prejudice to its rights against the Buyer, if it determines that the financial condition of the Buyer warrants such action and may repudiate such obligation if satisfactory action is not taken by the Buyer within 5 days of notice thereof from MDS Nordion.
7.	INVOICES AND PAYMENT
Prices and currency shall be as set out in the quotation and payment thereof shall be net 30 days from invoice date. Invoices may be submitted by MDS Nordion upon shipment of the product. Buyer shall pay interest on overdue accounts at an annual rate of eighteen percent (18%) or the maximum allowed by law, whichever is the lesser. MDS Nordion shall retain a purchase money security interest, or vendor’s lien as the case may be, on the product until such time as MDS Nordion has been paid in full thereof. The Buyer will do all things and provide all documents necessary to register such interest.
8.	WARRANTY
A)	MDS Nordion makes the following warranties with respect to its products:
1.	Sealed Sources: Sealed sources shall conform to current MDS Nordion specifications and shall be free from any material defect in workmanship or materials specified calibration times or at the time of delivery, as the case may be.

2.	Radioisotopes and Radiopharmaceuticals: Such products shall comply with applicable government regulations and current MDS Nordion specifications at the specified calibration time of delivery, as the case may be.
B)	All warranty claims shall be made by the Buyer within either thirty (30) days of receipt of the product or the half-life of the product, whichever period is shorter. MDS Nordion may request, at its cost, the return of any product in respect of which a warranty claim is made.

C)	All Warranty obligations of MDS Nordion shall cease and have no effect if the products are subject to accident, abuse, misuse, alteration or neglect.

D)	MDS Nordion’s only obligation with respect to the warranties herein shall be to repair, or at its sole discretion, to replace defective products or parts thereof.

E)	THE WARRANTIES CONTAINED HEREIN ARE EXPRESSLY IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, USE OR APPLICATION.
10.	PRODUCT INFORMATION
Buyer acknowledges that it has received and is familiar with MDS Nordion’s labeling and literature concerning the product and shall distribute such information to those of its employees, agents or customers who handle, process or sell such product.
11.	LIMITATION OF DAMAGES AND LIABILITY
MDS NORDION’S LIABILITY TO THE BUYER FOR DAMAGES, HOWSOEVER CAUSED, SHALL NOT EXCEED PAYMENT ACTUALLY RECEIVED BY MDS NORDION FOR THE PRODUCT FURNISHED, OR TO BE FURNISHED, AS THE CASE MAY BE, AND IN NO EVENT SHALL MDS NORDION BE LIABLE FOR INDIRECT, CONTINGENT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFIT).
Sealed sources (Ir-192) must be kept clean and dry. MDS Nordion shall not be held liable for any damages resulting from misuse or failure to maintain sources in accordance with MDS Nordion’s Operating Procedure IS/OP 0045C000.
Notwithstanding the foregoing, liability for bodily injury, or death, shall be determined by the applicable law, but each of MDS Nordion and the Buyer agrees to indemnify and hold the other harmless in respect of that portion of such liability attributable to its conduct or that of its directors, officers, agents and employees.
12.	PATENT INDEMNITY
MDS Nordion shall defend any suit or proceeding brought against the Buyer based on a claim that any product, or parts thereof, manufactured or furnished by MDS Nordion hereunder constitutes an infringement of any patent provided notice thereof is promptly given to MDS Nordion and all necessary authority and assistance in settling and defending such claim is given to MDS Nordion by the Buyer if it is determined or agreed that the product constitutes such an infringement. MDS Nordion shall, at its sole discretion and expense, procure for Buyer the right to continue using such product or parts, replace the same modified so that it becomes non-infringing or remove said product or parts and refund an appropriate portion of the purchase price. The foregoing shall constitute MDS Nordion’s entire liability for patent infringement.
13.	GENERAL
A)	Neither party may assign or cancel an accepted order for product without the written consent of the other party.

B)	The sale of products or services by MDS Nordion shall be governed by the laws of the Province of Ontario and shall in all respects be treated as Ontario contracts.

C)	All disputes not resolved by amicable negotiation between the parties shall be determined by arbitration in accordance with the Arbitrations Act of Ontario, Canada.

D)	No member of the House of Commons of Canada shall be admitted to any share or part of any agreement for the supply of products or services between MDS Nordion and the Buyer or to any benefit to arise therefrom.

E)	In the event of any conflict between these terms and conditions and those appearing on the face hereof, the latter shall rule.

F)	Failure by MDS Nordion to exercise any of its rights with respect to the supply of products to the Buyer, shall not constitute a waiver or forfeiture of such rights.
14.	ENTIRE AGREEMENT
These terms and conditions shall constitute the entire agreement between MDS Nordion and the Buyer for the supply of the products. No representation, promise, agreement or condition in respect of the products shall be binding on either party unless contained herein. Except for the correction of stenographic or clerical errors, and notwithstanding anything in the Buyer’s order to the contrary, no amendment of these terms and conditions shall be of any effect unless agreed to in writing by MDS Nordion.